UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

BioLargo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14921 Chestnut St., Westminster, California	92683
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 400-2863

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BLGO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.                  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    ☐

Item 5.03          Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 2, 2022, the Board of Directors of BioLargo, Inc. (“BioLargo”, or the “Company”), following authorization granted by the Company’s stockholders at the 2022 annual stockholder meeting, adopted a resolution amending the Company’s Certificate of Incorporation increasing the number of shares of common stock issuable by the Company to 550,000,000 shares. An amended Certificate of Incorporation was submitted to the Secretary of State of Delaware on June 7, 2022. The amendment is effective immediately.

Item 5.07          Submission of Matters to a Vote of Security Holders

BioLargo held its 2022 annual stockholder meeting on June 2, 2022. The following proposals were each submitted to a vote of stockholders through the solicitation of proxies or otherwise:

1.
To elect the following seven individuals to our Board of Directors: Dennis P. Calvert, Kenneth R. Code, Dennis E. Marshall, Joseph L. Provenzano, Kent C. Roberts II, John S. Runyan and Jack B. Strommen.

2.	Advisory approval of the Company’s executive compensation.

3.	To ratify the appointment of Haskell & White LLP as our independent registered public accounting firm for the 2022 fiscal year.

4.
To authorize the Company’s board of directors to amend our Certificate of Incorporation to effect a reverse stock split of our common stock, by a ratio of not less than 1-for-4 and not more than 1-for-25, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our board of directors.

5.
To approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock from 400,000,000 to 550,000,000 shares, the implementation and timing of such to be determined in the discretion of our board of directors.

A quorum was present in person or by proxy. Each matter was approved. The voting results are as follows:

Proposal One	Votes For	Votes Withheld	Total Votes (For + Withheld)	Broker Non- Vote
Dennis P. Calvert	93,563,390	2,758,755	96,322,145	57,328,090
Kenneth R. Code	93,629,593	2,692,552	96,322,145	57,328,090
Dennis E. Marshall	93,598,119	2,724,026	96,322,145	57,328,090
Joseph L. Provenzano	93,640,611	2,681,534	96,322,145	57,328,090
Kent C. Roberts II	93,581,063	2,741,082	96,322,145	57,328,090
John S. Runyan	93,618,040	2,704,105	96,322,145	57,328,090
Jack B. Strommen	93,732,717	2,589,428	96,322,145	57,328,090

Proposals 2 - 5	Votes For	Votes Against	Votes Abstain	Total Votes	Broker Non- Vote
2	84,305,241	9,841,157	2,175,747	96,322,145	57,328,090
3	151,198,319	1,788,660	663,256	153,650,235	-
4	136,164,233	16,722,535	763,467	153,650,235	-
5	122,524,686	28,292,626	2,832,923	153,650,235	-

There were no director nominees other than as set forth above. For the Advisory Approval of Executive Compensation, prior year votes are as follows:

Year	Votes For	Votes Against	Votes Abstain	Broker Non- Vote
2018	34,117,919	1,102,804	247,388	35,954,467
2019	41,886,128	1,486,549	7,956,269	44,918,490
2020	72,180,828	2,950,599	1,752,675	47,142,003
2021	87,066,389	3,646,737	2,462,756	43,453,003

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation, dated June 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2022	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer